Exhibit 10.109

                      AMENDMENT NO. 1 TO PROMISSORY NOTES

      This Amendment No. 1 to Promissory Notes ("Amendment") is by and between Ralph W. Shaw and Eileen A. Baldwin-Shaw (the "Holders") and National Investment Managers Inc. (the "Maker"), effective as of September 25, 2009.

      Whereas, reference is herby made to a certain Promissory Note, dated October 1, 2008, by and between the Holders and the Maker in the amount of Four Hundred Sixty One Thousand Three Hundred and Twenty Eight dollars ($461,328.00) with a Cutoff Date of December 1, 2009. (the "Promissory Note No. 1"). All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Promissory Notes;

      Whereas, reference is herby made to a certain Promissory Note, dated October 1, 2008, by and between the Holders and the Maker in the amount of Four Hundred Sixty One Thousand Three Hundred and Twenty Eight dollars ($461,328.00) with a Cutoff Date of December 1, 2010 (the "Promissory Note No. 2;" Promissory Note No. 1 and Promissory Note No. 2 collectively referred to as "Promissory Notes");

      Whereas, the Maker and the Holders are amending the terms of the Promissory Notes;

      Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holders and the Maker hereby agree as follows:

      1. To replace the payments due and Cutoff Dates under the Promissory Notes with installment payments to be made in equal principal monthly installments of Seventy Six Thousand Eight Hundred and Eighty Eight Dollars ($76,888.00) each, plus accrued interest, beginning on May 15, 2010 and ending April 15, 2010. Payments are due upon the 15th of each month of the payment period.

      2. The interest rate applicable to the Promissory Notes shall be Eight percent (8%) per annum beginning October 1, 2009.

      3. Interest accrued on the Promissory Notes through September 30, 2009 shall be paid to the Holder within fifteen (15) business days of December 1, 2009

      4. No other changes to the Promissory Notes are made, except as expressly set forth herein. Moreover, the above monthly installment schedule does not impact EBITDA adjustments to the principal amount pursuant to
         Section 2.6 of the Purchase Agreement and the Promissory Notes.

      5. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assign, and no other parties shall be a beneficiary hereunder. Neither this Amendment nor any of the provisions hereof can be changed, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement the change, waiver, discharge or termination is sought.

      6. This Amendment may be signed in counterpart, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

NATIONAL INVESTMENT MANAGERS INC.               RALPH W. SHAW

By:_/s/ John M. Davis_______________            By:__/s/ Ralph W. Shaw_______
Name: John M. Davis
Title: President & Chief Operating Officer

                                                EILEEN A. BALDWIN-SHAW



                                                 By:__/s/ Eileen A. Baldwin-Shaw